SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Company-wide - Shareholders! Have you received a proxy request recently?

Please take a minute to vote and save Fidelity and your funds money!

Shareholder meetings cannot proceed on September 18 without significantly more votes.
(Link to summary)

Your proxy vote for these funds
is very important!

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FUND NAME	FUND CODE

Fidelity Retirement Money Market Portfolio	630
Fidelity Retirement Government Money Market Portfolio	631
Fidelity Arizona Municipal Income Fund	433
Fidelity Convertible Securities Fund	308
Fidelity Connecticut Municipal Money Market Fund	418
Fidelity Equity-Income II Fund	319
Fidelity Exchange Fund	645
Fidelity Export and Multinational Fund	332
Fidelity Florida Municipal Money Market Fund	428
Fidelity Independence Fund	073
Fidelity New Jersey Municipal Money Market Fund	417
Fidelity New Markets Income Fund	331
Fidelity Strategic Income Fund	368
Spartan Intermediate Municipal Income Fund	036
Spartan Maryland Municipal Income Fund	429
Spartan New Jersey Municipal Money Market Fund	423

Please take a minute to vote now -- even for shares in your CAP account. Your prompt response to this and future proxy requests will help Fidelity control proxy expenses.

To vote:

At Work: You can Phone in your VOTE without control numbers: Call 1-800-848-3155, toll-free weekdays from 8 a.m. - 11 p.m. EST and Saturdays from 11 a.m. - 6 p.m. EST and your vote will be recorded by a representative of D.F. King, Inc., an independent proxy solicitation firm. (For funds above only).

At Home: Internet: Visit the web site indicated on your proxy card(s). Follow the online instructions. Touch-tone phone: Call the toll-free number on your proxy ballot card(s). Follow the recorded instructions. Mail: send in your signed proxy card(s).

Please vote each card you receive. If you have any further questions, please call 1-800-544-3198.